                                                                  Exhibit (h.11)

                        AMENDMENT TO SUBLICENSE AGREEMENT

     This Amendment to the Sublicense Agreement dated March 18, 2000 (the "Agreement") between BlackRock Institutional Trust Company, N.A. ("BTC"), a national banking association, and iShares, Inc. ("iShares"), a Maryland corporation, is effective as of April 29, 2010.

     WHEREAS, pursuant to Section 7 of the Agreement the parties may amend the Agreement from time to time; and

     NOW THEREFORE, Exhibit A is hereby deleted in its entirety and amended to read as attached.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Agreement to be executed as of the date first set forth above.

BLACKROCK INSTITUTIONAL TRUST COMPANY, N.A.


By:    /s/ Stephen Messinger
       ---------------------
Name:  Stephen Messinger
Title: Managing Director

By:    /s/ Eilleen M. Clavere
       ----------------------
Name:  Eilleen M. Clavere
Title: Director


iSHARES, INC.


By:    /s/ Eilleen M. Clavere
       ----------------------
Name:  Eilleen M. Clavere
Title: Secretary

                                    Exhibit A
                                    ---------

MSCI Austria Investable Market Index
MSCI Belgium Investable Market Index
MSCI EMU Index
MSCI France Index
MSCI Germany Index
MSCI Italy Index
MSCI Netherlands Investable Market Index
MSCI Spain Index
MSCI Sweden Index
MSCI Switzerland Index
MSCI United Kingdom Index
MSCI Australia Index
MSCI Brazil Index
MSCI Canada Index
MSCI Emerging Markets Index
MSCI Hong Kong Index
MSCI Japan Index
MSCI Malaysia Index
MSCI Pacific ex-Japan Index
MSCI Singapore Index
MSCI South Africa Index
MSCI South Korea Index
MSCI Taiwan Index
MSCI BRIC Index
MSCI Chile Investable Market Index
MSCI Japan Small Cap Index
MSCI Israel Capped Investable Market Index
MSCI Turkey Investable Market Index
MSCI Thailand Investable Market Index
MSCI Emerging Markets Small Cap Index
MSCI Mexico Investable Market Index
MSCI Emerging Markets Small Cap Index
MSCI Emerging Markets Eastern Europe Index
MSCI USA Index Fund